PARTICIPATION AGREEMENT

                                      Among

                      VARIABLE INSURANCE PRODUCTS FUND III,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           IDS LIFE INSURANCE COMPANY


                THIS AGREEMENT, made and entered into as of the _________ day of ______________, 1999 by and among IDS LIFE INSURANCE COMPANY, (hereinafter the "Company"), a Minnesota corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND III, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

                WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

                WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

                WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

                WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act, which are identified on Schedule A hereto ("Contracts"); and

                WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

                WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

                WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

                NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

                1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Boston time on the next following Business Day. The Company shall use its best efforts to begin placing all orders for the purchase or redemption of shares of the Funds on behalf of the Accounts directly with the Funds or their transfer agent by electronic transmission by March 31, 2000, and must begin doing so no later than June 30, 2000. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

                1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

                1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of
Article II of this Agreement is in effect to govern such sales.

                1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

                1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund that underlie the Contracts; or (b) the Company gives the Fund and the Underwriter 30 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents to the use of such other investment company.

                1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

                1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

                1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

                   ARTICLE II. Representations and Warranties

                2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be filed and qualified and/or approved for sale, as applicable, under insurance laws or regulations of states in which the Contract will be offered prior to sale; and that the sale of the Contracts shall comply in all material respects with applicable federal and state securities and insurance laws and state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

                2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Minnesota and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

                2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                2.4. The Company represents that the Contracts will be treated at the time of sale as endowment, life insurance or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                2.5. (a) With respect to the Fund's Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                      (b) With respect to the Fund's Service Class shares, the Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved the Fund's Rule 12b-1 Plan to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plan will be approved by a similarly constituted board of trustees.

                2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Minnesota and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Minnesota to the extent required to perform this Agreement.

                2.7. The Underwriter represents and warrants that it is and will remain a member in good standing of the NASD and is and will remain registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Minnesota and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

                2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

                2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

                2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

                3.1. The Underwriter shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information (including any supplements thereto) as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film and/or computer diskette containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information by itself or in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

                The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

                3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund).

                3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

                3.4.  If and to the extent required by law the Company shall:
                      (i)    solicit voting instructions from Contract owners;
                     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and
                    (iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

                3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

                4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

                4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis.

                4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

                4.4. The Fund and the Underwriter shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

                4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

                4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, on-line networks or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                          ARTICLE V. Fees and Expenses

                5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.

                5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                5.3. The Company shall bear the expenses of distributing the Fund's prospectus and annual and semiannual reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

                           ARTICLE VI. Diversification

                6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

                7.1.  The Board will  monitor the Fund for the  existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

                7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

                7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

                7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

                7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

                7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification

                8.1.  Indemnification By The Company

                8.1(a).  The Company  agrees to indemnify  and hold harmless the
Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:

                      (i) arise out of or are based upon any  untrue  statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                      (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                      (iv) arise as a result of any  failure  by the  Company to provide the services and furnish the materials under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.
(c) hereof.

                8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

                8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings, or complaints or actions by regulatory authorities, against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                8.2.  Indemnification by the Underwriter

                8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2
(c) hereof.

                8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

                8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings, or complaints or actions by regulatory authorities, against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

                8.3.  Indemnification By the Fund

                8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                      (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or

                      (ii) arise out of or result  from any  material  breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3
(c) hereof.

                8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

                8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. Applicable Law

                9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

                9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

              10.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party for any reason by ninety (90) days' advance written notice delivered to the other parties; or

               (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

               (c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

               (e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof or if the company reasonably and in good faith believes the Portfolio may fail to meet such requirements; or

               (f) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (g) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (h) termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective thirty (30) days after the notice specified in Section 1.6(b) was given.

                10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) or other evidence satisfactory to the Fund and the Underwriter to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts by (i) substituting another fund for the Fund; or
(ii) not offering the Fund under sales of new Contracts; or (iii) any other legally permissible means, without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

                               ARTICLE XI. Notices

                Any notice shall be sufficiently given when sent by registered or certified mail, or other method agreed to in writing by the parties, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                If to the Fund:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                If to the Company:
                      IDS Life Insurance Company
                      IDS Tower 10
                      Minneapolis, MN   55440
                      Attention:  President

                With a copy to:
                      Law Department (Unit 52)
                      IDS Life Insurance Company
                      IDS Tower 10
                      Minneapolis, MN   55440

                If to the Underwriter:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                           ARTICLE XII. Miscellaneous

                12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                12.2  The  Fund  and  the  Underwriter   acknowledge   that  the
identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this section 12.2) and information maintained by the Company regarding those customers are the valuable property of the Protected Parties. The Fund and the Underwriter agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, other than such information as may be independently developed or independently compiled by the Fund or the Underwriter, the Fund and the Underwriter will hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. In addition, subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contract and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

                12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

                12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.

                12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

                      (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

                      (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

                      (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

                      (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

                      (e) any other nonconfidential report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.


    IDS LIFE INSURANCE COMPANY                           ATTEST

    By: _________________________            By:_________________________
        Pamela J. Moret                         William A. Stoltzmann
        Executive Vice President                Secretary


               VARIABLE INSURANCE PRODUCTS FUND

               By:         ________________________
                           Robert C. Pozen
                           Senior Vice President


               FIDELITY DISTRIBUTORS CORPORATION

               By:         _______________________
                           Kevin J. Kelly
                           Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and                   Policy Form Numbers of Contracts
Date Established by Board of Directors         Funded By Separate Account


IDS Life Variable Account 10                   31043-NQ
(established August 23, 1995)                  31044-Q
                                               31045-IRA
                                               31046-NQ
                                               31047-Q
                                               31048-IRA and state variation
                                               thereof

                                   SCHEDULE B
                             PROXY VOTING PROCEDURE


The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the Company may engage a third party to perform the functions stated below and the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below. Expenses will be borne as stated in the Participation Agreement.

1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

        Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
               a.  name (legal name as found on account registration)
               b.  address
               c.  Fund or account number
               d.  coding to state number of units
               e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:

                a.       Voting Instruction Card(s)
                b.       One proxy notice and statement (one document)
                c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
                d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
                e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.      Package mailed by the Company.
        * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur.
        This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                                   SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company and listed on Schedule A:


Policy Form Numbers 31043-NQ; 31044-Q; 31045-IRA; 31046-NQ; 31047-Q; 31048-IRA -
American Express Retirement
Advisor Variable Annuitysm

        American Express(R) Variable Portfolio Funds
                AXPsm Variable Portfolio - Investment Series, Inc. AXPsm Variable Portfolio - Managed Series, Inc. AXPsm Variable Portfolio - Money Market Series, Inc. AXPsm Variable Portfolio - Income Series, Inc.
        AIM Variable Insurance Funds, Inc.
        American Century Variable Portfolios, Inc.
        Franklin Templeton Variable Insurance Products Trust
        Goldman Sachs Variable Insurance Trust
        Janus Aspen Series
        Lazard Retirement Series, Inc.
        Putnam Variable Trust
        Royce Capital Fund
        Third Avenue Variable Series Trust
        Wanger Advisors Trust
        Warburg Pincus Trust

                              SUB-LICENSE AGREEMENT

        Agreement effective as of this __ of _______, 199_, by and between Fidelity Distributors Corporation (hereinafter called "Fidelity"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and IDS Life Insurance Company (hereinafter called "Company"), a company organized and existing under the laws of the State of Minnesota, with a principal place of business at Minneapolis, Minnesota.
        WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename "FIDELITY INVESTMENTS" and is the owner of a trademark in a pyramid design (hereinafter, collectively the "Fidelity Trademarks"), a copy of each of which is attached hereto as Exhibit "A"; and
        WHEREAS, FMR Corp. has granted a license to Fidelity (the "Master License Agreement") to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and
        WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with distribution of "sales literature and other promotional material" with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, "sales literature and other promotional material" shall have the same meaning as in the certain Participation Agreement dated as of the __ day of _______, 199_, among Fidelity, Company and Variable Insurance Products Fund III (hereinafter "Participation Agreement"); and
        WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.
        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows:
        1. Fidelity hereby grants to Company a non-exclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein.
        2. Company acknowledges that FMR Corp. is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp.
        3. Company agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity.
        4. Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp. and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp. upon receipt of notice of same from Fidelity or FMR Corp.
        5. Company agrees that the nature and quality of all of the Promotional Material distributed by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity.
        6. Company agrees to cooperate with Fidelity in facilitating Fidelity's control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request.
        7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material.
        8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp. shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp.
        9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity shall have the right to terminate this agreement at any time upon notice to Company, with or without cause. Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Company's expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement.
        10. Company shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation, reasonable attorneys' fees and all court costs, arising out of use of the Fidelity Trademarks by Company.
        11. In consideration for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license.
        12. This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control.
        13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written.


                                          FIDELITY DISTRIBUTORS CORPORATION

By:     _____________________             By:______________________

                                        Name:_______________________

Title:  _____________________           Title:______________________

ATTEST                                   IDS LIFE INSURANCE  COMPANY

By:___________________________            By:_________________________
   William A. Stoltzmann                     Pamela J. Moret
   Secretary                                 Executive Vice President

                                    EXHIBIT A

 Int. Cl.: 36

 Prior U.S. Cls.: 101 and 102
                                                           Reg. No. 1,481,040
 United States Patent and Trademark Office             Registered Mar. 15, 1988
 -------------------------------------------------------------------------------


                                  SERVICE MARK
                               PRINCIPAL REGISTER


           [GRAPHIC OMITTED]          Fidelity
                                      Investments
   FMR CORP. (MASSACHUSETTS CORPORATION)                        FIRST USE 2-22-1984; IN COMMERCE 2-22-1984.
   82 DEVONSHIRE STREET
   BOSTON, MA  02109, ASSIGNEE OF FIDELITY DISTRIBUTORS         NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE
   CORPORATION (MASSACHUSETTS CORPORATION) BOSTON, MA           "INVESTMENTS", APART FROM THE MARK AS SHOWN.
   02109
                                                                SER. NO. 641,707, FILED 1-28-1987
   FOR: MUTUAL FUND AND STOCK BROKERAGE SERVICES, IN CLASS
   36 (U.S. CLS. 101 AND 102)                                   RUSS HERMAN, EXAMINING ATTORNEY